Exhibit 99.3

1 December 2020

Forward-Looking Statements

This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners,” the “Firm” or “PWP”) for use by PWP and FinTech Acquisition Corp. IV (“FinTech,” “FinTech IV” or “FTIV”) in connection with their proposed business combination and the offering of securities of FinTech IV in a private placement. This Presentation contains forward-looking statements, which reflect PWP’s and FinTech IV’s current views with respect to, among other things, its operations, financial performance and prospects, its industry, markets and competitors and the regulatory environment in which it operates. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “projects,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on current expectations and assumptions and are subject to various risks and uncertainties, including those described in FinTech IV’s registration on Form S-1, the proxy statement and / or prospectus relating to the proposed business combination to be filed by FinTech IV with the Securities and Exchange Commission (the “SEC”) and FinTech IV’s other public filings, and other risks and uncertainties that may not be currently predictable or are outside the control of FinTech IV and PWP. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Readers are cautioned not to place undue reliance on any forward-looking statements and neither FinTech IV nor PWP intends, nor assumes any obligation, to update or revise these forward-looking statements, which speak only as of the date first made, except as may otherwise be required by the federal securities laws. To the extent that PWP provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP financial measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in PWP’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. FinTech IV is offering securities to which this Presentation relates in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this Presentation is accurate or complete. Any representation to the contrary is a criminal offense.

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PERELLA WEINBERG PARTNERS
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Overview Of FinTech Acquisition Corp. IV

Strong Strategic Partner	▪ Sponsor team brings deep expertise in the financial services sector ▪ Team has successfully navigated 13 companies in private-to-public transitions with a combined 150+ years experience in the financial services industry
Leader in the SPAC Market	▪ Pioneer using the SPAC structure to unlock significant value in partnership with attractive companies seeking an avenue to the public markets
Experienced Leadership Team	▪ Team with operational and financial expertise and an investors lens to complement PWP's
Impressive Track Record	▪ Proven track record of impressive shareholder returns across five combinations to date[1] ▪ Stellar reputation with institutions for quality asset selection cardconnect.

+90% return[2]

from IPO to sale to First Data in July 2017

intermex International Money Express®

+80% return[3]

Since IPO

paya

$250M

Upsized PIPE

Source: Public Filings, FactSet

Notes: (1) Includes sponsor team's four completed SPAC acquisitions and one pending acquisition (INSU Acquisition Corp. II's pending acquisition of Metromile, Inc)

(2) Return on units based on acquisition consideration paid by First Data of $15.00 per share of CCN common stock and $3.99 per CCN warrant (assumes warrants were issued within 30 days of acquisition closing), per tender offer statements filed by CCN and First Data with the SEC on 06/07/17

(3) Return based on IMXI common stock closing price as of 12/24/20; for each whole warrant, reflects 0.201 shares of IMXI common stock and $1.12 in cash issued to warrant holders pursuant to IMXI's Offer to Exchange Warrants filed on Form S-4 with the SEC on 03/28/19

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Transaction Overview

Key Highlights

- Pro forma unlevered equity value of $977M[1]
  - Implied PF Equity Value / 2021E Adj. Net Income ~15.0x[2]
  - Implied PF Equity Value / 2022E Adj. Net Income ~13.0x[2]
- PWP to receive net cash proceeds of up to ~$325M[3] from SPAC and PIPE for:
  - Debt paydown
  - Liquidity to non-working PWP equity holders
  - Additional working capital
- Existing PWP equity holders and employees to hold ~70% PF ownership prior to redemptions[4]
  - Will be lower depending upon extent of non-working PWP equity holder redemptions
- PWP expects to have a debt-free balance sheet at closing with added undrawn revolver liquidity

Implied Sources & Uses

Sources ($M)	
FinTech IV Cash	$230.0
Equity to PWP[5]	500.6
PIPE Issuance[6]	125.0
Total Sources	**$855.6**

Uses ($M)	
Cash to Balance Sheet	$15.0
Debt Repayment[7]	200.0
PWP Equity[8]	500.6
PWP Equity Redemption[6][8]	110.0
Transaction Fees[3]	30.0
Total Uses	**$855.6**

Pro Forma Ownership



22%
7%
12%
59%
FinTech IV IPO Investors
Sponsor Promote(4)
PWP (After Redemptions)
PIPE Investors
70% PWP PF(4)
(Before Redemptions)

Source: FinTech IV Proposal, PWP Management

Notes: Assumes no FinTech IV stockholder redemptions; (1) Based on transaction price per FTIV share of $10.00 and (a) 23.0M SPAC shares, (b) 610,000 private placement shares, (c) 50.1M shares retained by PWP investors, (d) 12.5M shares purchased by PIPE investors, (e) 20% of the total 6.8M sponsor promote shares, or 1.4M shares, that are not subject to price-based transfer restrictions following the closing and (f) a transaction equity pool of 10.2M RSUs. Excludes (a) the four remaining 20% tranches of sponsor promote shares that cannot be sold or transferred until closing stock price exceeds $12.00, $13.50, $15.00 and $17.00, respectively, for 20 out of any 30 consecutive trading days, (b) 1.0M sponsor promote shares that will be forfeited at closing, and (c) out of money warrants ($11.50 strike); (2) Assumes 2021E Adj. Net Income of $65.0M and 2022E Adj. Net Income of $75.3M; Adjusted Net Income is a non-GAAP financial measure; (3) Reflects estimated transaction costs; actual costs may differ; (4) PWP remaining ownership of 70% (before $110M PWP equity redemption from PIPE raise) reflects dilutive impact of full promote amount and all RSUs as if fully vested and excludes any warrant dilution; (5) PWP interests will initially be held directly or indirectly through an operating partnership in an "Up-C" structure; as partnership interests are exchanged by partners for shares, partners are expected to receive an entitlement to certain payments pursuant to a customary tax receivable agreement with the public company; (6) Assumes a $125M PIPE financing with $110M applied to PWP equity redemption; the amount of cash applied to PWP equity redemption may change based on PWP equity holder demand, FinTech IV stockholder redemptions or PWP's discretion to retain additional working capital; (7) Represents estimated debt plus make whole; actual amount of debt at closing date may differ; (8) Represents implied value of total PWP equity of $610.6M prior to closing

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5 Today’s Presenters FinTech IV PWP James McEntee President Betsy Cohen Chairwoman Daniel Cohen CEO Peter Weinberg Chief Executive Officer 14 years with PWP 39 years experience Dietrich Becker Co - President 14 years with PWP 29 years experience Andrew Bednar Co - President 14 years with PWP 26 years experience Gary Barancik Chief Financial Officer 14 years with PWP 30 years experience

6 PWP – A Leading Global Independent Advisory Firm Today 2006 ▪ Founded by Joe Perella, Peter Weinberg and Terry Meguid ▪ Established in New York and London ▪ Objective to provide critical advice to clients, built upon relationships of trust and a reputation for expertise and independent thinking ▪ 14 years of significant investments to grow footprint and franchises ▪ Expanded global footprint with 10 offices in 5 countries ▪ Recognized as a global premium advisory brand

7 Critical Mass And Momentum To Grow Exceptional Talent In Key Regions Deep Expertise And Broad Reach PWP At A Glance 54 Partners Avg. ~25 Years Experience ~560 Employees 10 Offices 5 Countries $502M in LTM Revenue 2016 PF 2019 15% CAGR (1) 2016 PF - 2019 Revenue 6 Industry Verticals 900+ Clients (2) 40+ Countries Transaction Value $1T+ Note: Information above is as of 09/30/20, unless otherwise noted (1) Based on annualized GAAP revenue growth from 2016 PF – 2019; 2016 PF revenue based on full year contribution of TPH (includ ing 11 months prior to the November 2016 combination) (2) As of 12/04/20

8 Why PWP? Our Market ▪ Demand for advisory services expanding in period of significant change ▪ Independent advisory model expected to continue to gain share Our People ▪ Independent thought leadership across industries, geographies and products ▪ Collaboration the cornerstone of our culture and key to our success Our Strategy ▪ Focused on sectors and regions with most compelling opportunity ▪ Significant opportunity to grow in existing, core markets ▪ Adjacent markets and white space create additional opportunities for growth Our Brand ▪ Highly regarded brand – reputation for highest quality and integrity ▪ Unique network that allows access to virtually any client in the world Our Alignment ▪ Significant ownership by working partners aligned with public shareholders ▪ Strong incentive to drive shareholder returns through growth, margin expansion and disciplined return of capital

9 Common Dynamics Drive The Need For Independent Advice Strategic Advisory Financing Advisory & Restructuring

10 Global M&A Fee Pool Independents’ M&A Fee Pool Independents in Top 25 Deals Independent Advisors Are Well Positioned In A Large Addressable Market 47% 72% L5Y 2005 L5Y 2019 $13.5B $26.1B L5Y 2005 L5Y 2019 Source: Dealogic Notes: L5Y denotes last five years, represented on an average annual basis Independent set includes PWP, Lazard, Evercore , Rothschild, Centerview , Guggenheim, PJT, Moelis , Houlihan Lokey and Greenhill Avg.: 9% Share 17% Share

11 x Nimble, Asset Light Model Ideally Suited for Changing World Resilience Of Independent Advisory Model Through The Pandemic x x x Validated Independent Advisory Model Strategic Advisory Poised for Rebound Rx & Capital Structure Advisory a Counter - Balance In Times of Crisis ▪ Demand for critical thinking and advice as important as ever ▪ Notable shift towards crisis management / balance sheet defense during peak pandemic ▪ Decision makers inwardly focused in Q1, focused on stabilization in Q2 and now focused strategically again ▪ Activity broadly robust today ▪ Historic pan - industry capital structure advisory need resulting from pandemic ▪ Dislocation expanding need for restructuring and capital markets advice ▪ Asset light model highly conducive to Work - From - Home model ▪ Integrated coverage model provides flexibility to allocate resources quickly to address client needs

12 Franchises Geographies Advisory Services Our Expertise And Reach North America ▪ New York ▪ San Francisco ▪ Houston ▪ Chicago ▪ Los Angeles ▪ Denver ▪ Calgary Europe ▪ London ▪ Paris ▪ Munich Industrials Financial Institutions Energy Healthcare Consumer & Retail Restructuring TMT

Substantial Opportunity To Grow Our Existing Franchises

Franchise	US		Europe	
	Overall Volume(1)	PWP Presence	Overall Volume(1)	PWP Presence
Consumer & Retail	~$120B	◑	~$80B	◔
Energy	~$290B	●	~$110B	◔
Financial Institutions	~$90B	◑	~$80B	◔
Healthcare	~$270B	◕	~$90B	◔
Industrials	~$220B	◑	~$180B	●
TMT	~$480B	◑	~$170B	◑
Restructuring	~$149B (2)	◕	~$10B (3)	◔

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Source: Dealogic, S&P Global Ratings, Moody's

Notes:
(1) Sector volumes reflect annualized target M&A volume of deals over $100M from 2016 – 2019
(2) US restructuring volume reflects annualized defaulted debt (as defined by Moody's) plus distressed debt (as defined by S&P Global Ratings) from 2016 – 2019
(3) Europe restructuring volume reflects annualized defaulted debt (as defined by Moody's) from 2016 – 2019

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14 Critical Mass In Prevailing Advisory Geographies $1,750 $1,250 x 230 910 x 90 750 x 130 1,040 x 420 770 – 640 530 Source: Dealogic 2016 - 2019 Market PWP Focus Office Geography Collaborations Collaboration Coverage Effort Annualized M&A Volume ($B) Average Deal Size ($M) Our Focus Today 72% of M&A Volume

15 Lead Advisor Across Deal Size, Industry And Transaction Type $1.2B - $5.3B $1.4B $1.5B $775M €5B €4B $2B - $3.3B $3.2B $3.5B $608M $2.4B $12.5B $3.4B $9.2B $12B $26B $4B $8B $107B $12.8B $1.8B $9.5B $54B $24B $109B $43B Source: Press Releases, Public Information, Dealogic Capital Markets Capital Markets Creditor Company Capital Markets Capital Markets Capital Markets Creditor Company Capital Markets Creditor Creditor Company Company Company Large - Cap Advisory Mid - Cap Advisory Restructuring / Capital Markets

Experience And Runway To Build Longstanding Advisory Relationships

54	Partners leading advisory franchises
~25	Partner average years of experience
~50	Average age of Partners
15	Partners with < 3 years at PWP
19	Partners promoted internally
~16	Partner average years of tenure at PWP plus prior firm

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PERELLA WEINBERG PARTNERS

Note: Information above is as of 09/30/20

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17 A Focused Growth Strategy People Industries Advisory Services Grow The Core ▪ Strengthen teams ▪ Expand coverage ▪ Cultivate junior talent Expand Into Grey Space ▪ Add in adjacent sectors ▪ Extend advisory capabilities ▪ Leverage established infrastructure Enter White Spaces ▪ Pursue new sectors and capabilities ▪ Expand range of advisory services  

18 Recent Track Record Of Strategic Expansion Footprint Expansion Franchise Expansion Partner Hires & Promotes Paris Office TPH Combination (1) (Houston / Denver) LA Office Mizuho Collaboration TMT Industrials (LA) EU Restructuring Healthcare Expansion 5 Hires 4 Promotes 3 Hires 1 Promotes 6 Hires 4 Promotes 5 Hires 6 Promotes 2019 2018 2016 2017 Itaú Collaboration TPH Europe TPH Combination Industrials (Chicago) Chicago Office TPH Calgary Office UK Coverage C&R (Chicago) Capital Markets 2020 (2) Munich Office France Coverage 3 Hires 2 Promotes DACH Coverage Expansion US Restructuring Healthcare Expansion KDB Collaboration CICC Collaboration Notes: (1) In November 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (“TPH”), an energy - focused ind ependent advisory firm (2) Through 09/30/20

19 Careful, Methodical Approach To Growing Our Team Thought Leadership  Deep industry insights  Broad advisory experience  Reputation of integrity Cultural Fit  Team player  Mentor and player / coach  Committed to diversity and inclusion Optimizing The Base (Last 5 Years) How Do We Choose Our People? Net: +15 Partners (1) Grow & Promote New Hires Managed Attrition Note: (1) Reflects net partner increase from 12/31/15 (combined PWP and TPH) to 09/30/20

20 Historical Financial Performance Gross Revenue (GAAP) Productivity (Revenue / Avg. Partner) Growth 19% 68% (24%) (9%) 19% $352 $418 $702 $533 $485 $575 2016 PF 2017 2018 2019 2020E 2021E CAGR: 14.8% CAGR: 10.3% Notes: 2016 PF revenue based on full year contribution of TPH (including 11 months prior to the November 2016 combination) CAGRs reflect annualized GAAP revenue growth from 2016 PF – 2019 and 2016 PF – 2021E, respectively ($ in millions) 23% 30% 24% 28% 22% % of Partners < 3 yrs at PWP $8.5 $9.6 $15.8 $10.7 $9.1 $10.2 2016 PF 2017 2018 2019 2020E 2021E

21 Key Measures To Track Our Performance 5 3 6 5 3 4 1 4 6 2 158 187 197 179 161 65 94 105 100 85 $2.0 $2.1 $3.5 $2.9 $2.7 35% 32% 37% 39% 36% 37 47 68 81 64 # Clients $1M+ Average Fee Paying Client ($M) # Fee Paying Clients # Repeat Clients # Partner Promotes # New Partner Hires Top 10 Deals % of Total Revenue Notes: 2016 statistics for Average Fee Paying Client, # Fee Paying Clients, # Clients $1M+ and Top 10 Clients % of Total Revenue bas ed on PWP plus full year contribution of TPH (including 11 months prior to the November 2016 combination) (1) 2020 YTD statistics as of 12/04/20; based on approximation of booked revenue of $442.5M 2016 PF 2017 2018 2019 2020 YTD (1)

Our Targets Going Forward

Revenue Growth	**Partner Productivity**	Average of ~$10.2M in 2021 to ~$10.5M by 2023
	Annual Partner Growth	~5 lateral & ~2-3 internal promotes
	Business Mix	Steady mix across industries in M&A, Rx, Cap. Markets Adv.
Operating Leverage	**Adj. Comp Margin(1)**	Mid-60%s through 2023
	Adj. Non-Comp Margin(1)	High-teens by 2023
Shareholder Returns	**Dividend Policy**	Initial target ~2% dividend yield
	Share Repurchase Policy	Base repurchase to offset stock-based compensation dilution
Balance Sheet	**Cash Targets**	Ample cash to fund growth initiatives
	Added Liquidity	Undrawn revolver for short-term liquidity needs

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/ PERELLA WEINBERG PARTNERS

Notes: (1) Adjusted Compensation and Benefit Expense, Adjusted Non-Compensation Expense and related margins are non-GAAP financial measures

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23 A Conservative Baseline For Growth Revenue / Avg. Partner Revenue / Avg. Full - Time Employee ($ in millions) $11.3 $10.7 $9.1 $10.2 $10.2 $10.5 '17-'20E Avg. 2019 2020E 2021E 2022E 2023E $1.040 $0.983 $0.848 $0.968 $1.022 $1.085 '17-'20E Avg. 2019 2020E 2021E 2022E 2023E

24 Summary Historical And Forecasted Income Statement 2019 2020E 2021E 2022E 2023E '19-'23E CAGR Revenue $533 $485 $575 $644 $716 7.6% % Growth (9%) 19% 12% 11% Adj. Comp Expense ($349) ($339) ($368) ($412) ($458) 7.0% % of Revenue 65% 70% 64% 64% 64% Adj. Non-Comp Expense ($135) ($108) ($123) ($131) ($135) 0.0% % of Revenue 25% 22% 21% 20% 19% Adj. Operating Income $50 $38 $84 $100 $123 25.5% % Margin 9% 8% 15% 16% 17% Interest Expense & Other ($3) ($2) $3 $- $- Adj. Pre-Tax Income $47 $35 $87 $100 $123 27.4% % Margin 9% 7% 15% 16% 17% Tax Expense ($2) ($4) ($22) ($25) ($31) Effective Tax Rate 25% 25% 25% Adj. Net Income $44 $31 $65 $75 $92 20.2% % Margin 8% 6% 11% 12% 13% Memo: Total Dividends - - $25 $29 $35 Payout Ratio - - 38% 38% 38% 2019 – 2023E Summary Non - GAAP P&L ($ in millions) Notes: (1) Adjusted Compensation and Benefit Expense, Adjusted Non - Compensation Expense, Adjusted Operating Income, Adjusted Pre - Tax I ncome and Adjusted Net Income are non - GAAP financial measures; See Appendix for 2019 reconciliations to GAAP (2) Does not include any corporate income tax in 2019 or 2020E; from 2021E onward, corporate tax rate pro forma for conversio n of all partnership units to shares (1) (1) (1) (1) (1) (2)

25 Why PWP? Our Market ▪ Demand for advisory services expanding in period of significant change ▪ Independent advisory model expected to continue to gain share Our People ▪ Independent thought leadership across industries, geographies and products ▪ Collaboration the cornerstone of our culture and key to our success Our Strategy ▪ Focused on sectors and regions with most compelling opportunity ▪ Significant opportunity to grow in existing, core markets ▪ Adjacent markets and white space create additional opportunities for growth Our Brand ▪ Highly regarded brand – reputation for highest quality and integrity ▪ Unique network that allows access to virtually any client in the world Our Alignment ▪ Significant ownership by working partners aligned with public shareholders ▪ Strong incentive to drive shareholder returns through growth, margin expansion and disciplined return of capital

26 Appendix

27 Compelling Relative Valuation Source: Public Filings, FactSet, FinTech IV Proposal Notes: Peer data as of 12/24/20, all estimates calendarized to 12/31 year end (1) PWP market cap and P/E reflect equity value based on FinTech IV proposal at pricing; assumes 2021E Adj. Net Income of $65 .0 M; Adjusted Net Income is a non - GAAP financial measure Side - By - Side Comparison Market Cap $977 $3,565 $4,895 $3,163 '21E Revenue $575 $880 $1,288 $1,049 '20E-'22E Rev. CAGR 15.2% 11.5% 12.3% 6.9% 15.0x 20.1x 18.9x 18.3x (1) ($ in millions) Price / 2021E Earnings

GAAP To Adjusted (Non-GAAP) Reconciliation

($ in millions)

	Twelve Months Ended December 31, 2019
Total Compensation and Benefits - GAAP	**$543**
Public company transaction related incentives [(1)]	(1)
Equity-based compensation [(2)]	(193)
Total Compensation and Benefits - Adjusted (Non-GAAP)	**$349**

	Twelve Months Ended December 31, 2019
Total Non-Compensation Expense - GAAP	**$145**
Business separation related expenses [(3)]	(4)
Business combination related expenses [(4)]	(7)
Total Non-Compensation Expense - Adjusted (Non-GAAP)	**$135**

	Twelve Months Ended December 31, 2019
Operating Income (Loss) - GAAP	**($155)**
Public company transaction related incentives [(1)]	1
Equity-based compensation [(2)]	193
Business separation related expenses [(3)]	4
Business combination related expenses [(4)]	7
Operating Income (Loss) - Adjusted (Non-GAAP)	**$50**

	Twelve Months Ended December 31, 2019
Income (Loss) Before Income Taxes - GAAP	**($162)**
Public company transaction related incentives [(1)]	1
Equity-based compensation [(2)]	193
Business separation related expenses [(3)]	4
Business combination related expenses [(4)]	7
Amortization of debt costs [(5)]	4
Income (Loss) Before Income Taxes - Adjusted (Non-GAAP)	**$47**

	Twelve Months Ended December 31, 2019
Net Income (Loss) - GAAP	**($164)**
Public company transaction related incentives [(1)]	1
Equity-based compensation [(2)]	193
Business separation related expenses [(3)]	4
Business combination related expenses [(4)]	7
Amortization of debt costs [(5)]	4
Net Income (Loss) - Adjusted (Non-GAAP) [(6)]	**$44**

Notes:
(1) Public company transaction related incentives represents discretionary bonus payments directly related to milestone events that are part of the reorganization and the combination with FinTech IV. These payments were outside of PWP's normal and recurring bonus and compensation processes
(2) Equity-based compensation includes amortization of equity awards for annual issuances as well as grants associated with the TPH Business Combination. These awards would not have been dilutive to the holders of our Class A common stock
(3) Business separation related expenses includes professional services fees incurred to facilitate the separation and reorganization
(4) Business combination related expenses include charges associated with the TPH Business Combination such as intangible assets amortization
(5) Amortization of debt costs is composed of the amortization of debt discounts and issuance costs which is included in interest expense
(6) There is no significant income tax impact of the adjustments shown to these GAAP financial statement line items

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PERELLA WEINBERG PARTNERS
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Legal Disclosures

This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively "Perella Weinberg Partners," the "Firm" or "PWP") for use by PWP and FinTech Acquisition Corp. IV ("FinTech," "FinTech IV" or "FTIV") in connection with their proposed business combination and the offering of securities of FinTech IV in a private placement. The information contained herein (the "Information") is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes in considering an investment in FinTech IV and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to participate in any corporate advisory services or trading strategy nor an offer to buy or sell or a solicitation of an offer to buy or sell any security in any jurisdiction in which the offer, solicitant or sale would be unlawful.

Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

The Information presented herein including, but not limited to, Perella Weinberg Partners organizational structure, returns or performance, benchmarks, market opportunity, industry and competitors, representative strategies, portfolio construction, capitalizations, and expectations may involve PWP's or FinTech IV's views, estimates, assumptions, facts and information from other sources that are believed to be accurate and reliable and are as of the date this Information is presented—any of which may change without notice. Neither PWP nor FinTech IV have any obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do PWP or FinTech IV make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. The Information presented is for illustrative purposes only and does not constitute an exhaustive explanation of the investment process, investment strategies or risk management.

The financial projections, estimates and targets in this Presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond PWP's and FinTech IV's control. While all financial projections, estimates and targets are necessarily speculative, PWP and FinTech IV believe that the presentation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wider variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this Presentation should not be regarded as an indication that PWP or FinTech IV or their representatives considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

The securities to which this Presentation relates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. FinTech IV is offering securities to which this Presentation relates in reliance on exemptions from the registration requirements of the Securities Act and other applicable laws. These exemptions apply to offers and sales of securities that do not involve a public offering. The securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this Presentation is accurate or complete. Any representation to the contrary is a criminal offense.

This Presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such Adjusted Compensation and Benefits Expense, Adjusted Non-Compensation Expense, Adjusted Operating Income, Adjusted Pre-Tax Income and Adjusted Net Income. PWP defines (i) Adjusted Compensation and Benefits Expense as GAAP compensation and benefits less public company transaction related incentives and equity-based compensation; (ii) Adjusted Non-Compensation Expense as GAAP non-compensation expense less business separation related expenses and business combination related expenses; (iii) Adjusted Operating Income as GAAP operating income plus public company transaction related incentives, equity-based compensation, business separation related expenses and business combination related expenses; (iv) Adjusted Pre-Tax Income as GAAP net income before income taxes plus public company transaction related incentives, equity-based compensation, business separation related expenses, business combination related expenses and amortization of debt costs; and (v) Adjusted Net Income as GAAP net income plus after-tax amounts for public company transaction related incentives, equity-based compensation, business separation related expenses, business combination related expenses and amortization of debt costs. These non-GAAP financial measures are in addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be considered an alternative to revenue, operating income, pre-tax income or net income or any other performance measures derived in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP counterparts are included in the Appendix to this Presentation. PWP believes these that these non-GAAP financial measures (including on a forward-looking basis) provide useful supplemental information to investors about PWP. PWP's management uses forward-looking non-GAAP financial measures to evaluate PWP's projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP financial measures. For example, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance and therefore PWP's non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.

Perella Weinberg Partners LP, Tudor, Pickering, Holt & Co. Securities, LLC, and Tudor, Pickering, Holt & Co. Advisors, LP are each members of FINRA (www.finra.org) and SIPC.

Additional Information About the Transaction and Where to Find It

FinTech IV intends to file with the SEC a preliminary proxy statement in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FinTech IV's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FinTech IV's solicitation of proxies for such special meeting, as these materials will contain important information about FinTech IV, PWP and the business combination. The definitive proxy statement will be mailed to the stockholders of FinTech IV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FinTech IV's stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FinTech IV, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: aabrams@cohenandcompany.com.

Participants in the Solicitation

FinTech IV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FinTech IV's stockholders in connection with the business combination. FinTech IV's stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FinTech IV in FinTech IV's 424B4 prospectus, which was filed with the SEC on September 25, 2020.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FinTech IV's stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP's officers, will be set forth in the proxy statement for the business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination will be included in the proxy statement that FinTech IV intends to file with the SEC. This Presentation does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

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